Exhibit 99.2

Coors Brewing Company

Offer to Purchase for Cash
Any and All of its Outstanding 6 3/8% Senior Notes due 2012
CUSIP No. 21701RAB4

THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 14, 2008, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION TIME”). HOLDERS OF THE NOTES WHO DESIRE TO PARTICIPATE IN THIS OFFER MUST VALIDLY TENDER THEIR NOTES AT OR PRIOR TO THE EXPIRATION TIME.  TENDERS OF NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME, BUT NOT THEREAFTER.

Coors Brewing Company, a Colorado corporation (the “Company”), hereby offers to purchase for cash any and all of its outstanding 6 3/8% Senior Notes due May 15, 2012 (the “Notes”), upon the terms and subject to the conditions set forth in this Offer to Purchase (as the same may be amended or supplemented from time to time, the “Offer to Purchase”) and in the related Letter of Transmittal (as the same may be amended or supplemented from time to time, the “Letter of Transmittal”). The cash tender offer for the Notes, as it may be amended from time to time, is referred to herein as the “Offer.”  The Offer is not contingent upon the tender of any minimum principal amount of Notes. The Offer, however, is conditioned upon satisfaction of the conditions specified under “The offer to purchase—Conditions of the Offer.”

The consideration offered hereby for each $1,000 principal amount of Notes accepted for payment pursuant to the Offer is the price (calculated as described in Schedule A to this Offer to Purchase) equal to the present value on the date of payment for Notes purchased in the Offer (the “Payment Date”) of $1,000 principal amount of Notes and the present value of the interest that would accrue from the last interest payment date until the maturity date for the Notes, in each case, determined on the basis of a yield (the “Tender Offer Yield”) to the maturity date equal to the sum of (x) the yield (the “Reference Yield”) based on the bid-side price of the U.S. Treasury Reference Security referred to below (the “Reference Security”) calculated as described below, plus (y) the fixed spread referred to below (such price being rounded to the nearest cent), minus accrued and unpaid interest from the last interest payment date to, but not including, the Payment Date (the consideration referred to in this sentence is referred to as the “Purchase Price”). In addition to the Purchase Price, registered holders of the Notes whose Notes are accepted for payment pursuant to the Offer will also receive accrued and unpaid interest from the last interest payment date to, but not including, the Payment Date.

The Dealer Managers (as defined below) will calculate the Reference Yield in accordance with standard market practice, as of 2:00 p.m., New York City time, on the Price Determination Date (as defined herein), using the bid-side price reported by Bloomberg Government Pricing Monitor on the page referred to below (the “Bloomberg Page”) or, if that price is not available on a timely basis on the Bloomberg Page or is manifestly erroneous, such other recognized quotation source as the Dealer Managers shall select in their sole discretion. In the event that the Offer is extended from the previously scheduled Expiration Time, a new Price Determination Date for the Offer may be established as described in this Offer to Purchase. The Company will publicly announce the pricing information referred to above by press release to the PR Newswire by 9:00 a.m., New York City time, on the next business day after the Price Determination Date.

The following table summarizes the material pricing terms for the Offer:

CUSIP Number	Aggregate Principal Amount Outstanding	Title of Notes	Maturity Date	U.S. Treasury Reference Security	Bloomberg Reference Source	Fixed Spread (basis points)
21701RAB4	$225,001,000	6 3/8% Senior Notes	May 15, 2012	UST 4.75% due May 31, 2012	BBT5	70

Payment for Notes purchased in the Offer will be made by deposit of immediately available funds by the Company on the Payment Date with Global Bondholder Services Corporation (the “Depositary”). Payment is expected to be made on the third New York Stock Exchange trading day following the Expiration Time.

Any questions or requests for assistance concerning the Offer may be directed to Deutsche Bank Securities Inc. (“Deutsche Bank Securities”), Morgan Stanley & Co. Incorporated (“Morgan Stanley”, and together with Deutsche Bank Securities, the “Dealer Managers”) or Global Bondholder Services Corporation (the “Information Agent”) at the addresses and telephone numbers set forth on the back cover of this Offer to Purchase. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal, or any other related documents may be directed to the Information Agent at the address and telephone numbers set forth on the back cover of this Offer to Purchase. Beneficial owners may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Offer.

NONE OF THE COMPANY, THE DEALER MANAGERS, THE DEPOSITARY, OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION THAT ANY HOLDER TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THE PRINCIPAL AMOUNT OF SUCH HOLDER’S NOTES, AND NO ONE HAS BEEN AUTHORIZED BY ANY OF THEM TO MAKE SUCH A RECOMMENDATION. HOLDERS MUST MAKE THEIR OWN DECISIONS AS TO WHETHER TO TENDER NOTES, AND, IF SO, THE PRINCIPAL AMOUNT OF NOTES TO TENDER.

The Dealer Managers for the Offer are:

Deutsche Bank Securities	Morgan Stanley

February 7, 2008

THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF NOTES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES, BLUE SKY, OR OTHER LAWS OF SUCH JURISDICTION. IN ANY JURISDICTION IN WHICH THE OFFER IS REQUIRED TO BE MADE BY A LICENSED BROKER OR DEALER, IT SHALL BE DEEMED TO BE MADE BY THE DEALER MANAGERS ON BEHALF OF THE COMPANY.

Summary

The following summary is provided for your convenience. It highlights material information in this Offer to Purchase and the Letter of Transmittal, but does not describe all of the details of the Offer. Holders of the Notes are urged to read the more detailed information set forth in this Offer to Purchase and in the Letter of Transmittal.

The Company has retained Deutsche Bank Securities and Morgan Stanley to act as the Dealer Managers and Global Bondholder Services Corporation to act as the Depositary and Information Agent in connection with the Offer. The terms and conditions of the Offer are set forth herein and in the Letter of Transmittal. For the convenience of holders of the Notes, the Offer is summarized below. This summary is qualified in its entirety by reference to the terms of the Offer described more fully in this Offer to Purchase and in the Letter of Transmittal.

If you have questions, please call the Information Agent or the Dealer Managers toll-free at their respective telephone numbers on the back cover of this Offer to Purchase.

Expiration Time

The Offer will expire at 5:00 p.m., New York City time, on Thursday, February 14, 2008, unless extended by the Company in its sole discretion, subject to the right of the Company, in its sole discretion (subject to applicable law), to terminate, withdraw, or amend the Offer at any time as described in this Offer to Purchase.

Purchase Price

The Purchase Price offered hereby for each $1,000 principal amount of Notes accepted for payment pursuant to the Offer is the price (calculated as described in Schedule A to this Offer to Purchase) equal to the present value on the Payment Date of $1,000 principal amount of Notes and the present value of the interest that would accrue from the last interest payment date until the maturity date for such Notes, in each case, determined on the basis of the Tender Offer Yield to the maturity date equal to the sum of (x) the Reference Yield on the Reference Security referred to in the table on the cover page calculated as described below, plus (y) the fixed spread referred to in the table on the cover page (such price being rounded to the nearest cent), minus accrued and unpaid interest from the last interest payment date to, but not including, the Payment Date.

The Dealer Managers will calculate the Reference Yield in accordance with standard market practice, as of 2:00 p.m., New York City time, on February 14, 2008 (such time and date, as the same may be extended, the “Price Determination Date”), using the bid-side price reported by Bloomberg Government Pricing Monitor on the relevant Bloomberg Page or, if that price is not available on a timely basis on the Bloomberg Page or is manifestly erroneous, such other recognized quotation source as the Dealer Managers shall select in their sole discretion. In the event that the Offer is extended from the previously scheduled Expiration Time, a new Price Determination Date for the Offer may be established as described in this Offer to Purchase. The Company will publicly announce the pricing information referred to above by press release to the PR Newswire by 9:00 a.m., New York City time, on the next business day after the Price Determination Date.

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Payment of Interest

In addition to the Purchase Price, registered holders whose Notes are accepted for payment pursuant to the Offer will also receive accrued and unpaid interest from the last interest payment date to, but not including, the Payment Date.

Payment Date

Payment of the Purchase Price and accrued and unpaid interest for tendered Notes accepted for payment will be made on the Payment Date which will be promptly after the Expiration Time, on a date which is expected to be the third New York Stock Exchange trading day following the Expiration Time. See “Expiration Time; Extension; Termination; Amendment.”

How to Tender

Any beneficial holder desiring to tender Notes pursuant to the Offer should request their custodian or nominee to effect the transaction for such beneficial owner. Participants in The Depository Trust Company (“DTC”) may electronically transmit their acceptance of the Offer by causing DTC to transfer Notes to the Depositary in accordance with DTC’s Automated Tender Offer Program (“ATOP”) procedures for transfers. Notes held in physical form may be tendered by following the procedures described under “The Offer to Purchase—Procedures for Tendering Notes—Tender of Notes Held in Physical Form.”

Withdrawal Rights

Notes tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Time. Tendered Notes may not be withdrawn subsequent to the Expiration Time. If the Offer is terminated without any Notes being purchased thereunder, the Notes tendered and not previously withdrawn and returned pursuant thereto will be promptly returned to the tendering holders. See “Withdrawal of Tenders.”

Acceptance of Tendered Notes; Payment

Subject to the terms of the Offer and upon satisfaction or waiver of the conditions thereto, the Company will purchase, by accepting for payment, and will promptly pay for after the Expiration Time, all Notes validly tendered and not validly withdrawn prior to the Expiration Time. Payment of the Purchase Price for Notes purchased pursuant to the Offer shall be made by the deposit of the aggregate Purchase Price and accrued and unpaid interest in immediately available funds by the Company on the Payment Date with the Depositary. See “Acceptance for purchase; payment for Notes.”

Conditions to the Offer

Our obligation to accept for purchase, and to pay the Purchase Price of and accrued and unpaid interest on, Notes validly tendered pursuant to the Offer is conditioned upon satisfaction of certain conditions. We reserve the right to waive any and all conditions to the Offer. See “Conditions of the Offer.”

Depositary and Information Agent	Global Bondholder Services Corporation

Dealer Managers	Deutsche Bank Securities and Morgan Stanley

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Forward-looking statements

This Offer to Purchase and the documents incorporated by reference in this Offer to Purchase contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact contained in this Offer to Purchase and the documents incorporated by reference in this Offer to Purchase are forward-looking statements.

Forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “projects,” “continues,” “estimates,” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the Company or the Company’s industry’s actual results, level of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by the forward-looking statements.

Among the important factors that could cause actual results to differ materially from those indicated by forward-looking statements or affect the timing or completion of the Offer are the risks and uncertainties described in the documents incorporated by reference in this Offer to Purchase.

Forward-looking statements are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this Offer to Purchase are made as of the date of this Offer to Purchase and the Company does not undertake any obligation to update forward-looking statements to reflect new information, subsequent events, or otherwise.

Coors Brewing Company

The Company is a wholly-owned subsidiary of Molson Coors Brewing Company, a Delaware corporation, and the Notes are unconditionally and irrevocably guaranteed by Molson Coors Brewing Company and certain of its subsidiaries. Molson Coors Brewing Company is one of the largest brewers in the world, by volume, with approximately 42 million barrels of beer sold in 2007. On February 9, 2005, Adolph Coors Company merged with Molson Inc. (the “Merger”). In connection with the Merger, Adolph Coors Company became the parent of the merged company and changed its name to Molson Coors Brewing Company. Molson Canada was founded in 1786, and Adolph Coors Company was founded in 1873. Since each company was founded, they have been committed to producing the highest-quality beers. Molson Coors Brewing Company’s brands are designed to appeal to a wide range of consumer tastes, styles, and price preferences. Molson Coors Brewing Company’s largest markets are Canada, the United States, and the United Kingdom.

On October 9, 2007, Molson Coors Brewing Company and SABMiller plc announced that they had signed a letter of intent to combine their U.S. and Puerto Rican operations in a joint venture to be called MillerCoors LLC (“MillerCoors”).  The closing of the transaction is subject to obtaining clearance from the U.S. Department of Justice, other regulatory clearances, and third-party consents.  Molson Coors Brewing Company’s goal is to close the transaction in mid-2008.  In connection with the formation of the joint venture, the Company will transfer U.S. and Puerto Rico assets to MillerCoors.  Following the formation of the joint venture, the Company will retain indirect ownership of Molson Coors Brewing Company’s international operations, as well as the ownership of certain U.S. assets, such as water rights in the State of Colorado.  The creation of MillerCoors will not involve the transfer of all or substantially all of the assets of the Company and will not require a waiver of any terms of the indenture applicable to the Notes.  Accordingly, holders of the Notes should not expect that the Company will be required to redeem the Notes in connection with the establishment of MillerCoors.

The Company’s executive offices are located at 1225 17th Street, Denver, Colorado. The Company’s telephone number is (303) 279-6565.

The offer to purchase

General

Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Company hereby offers to purchase for cash any and all of the Notes.

The Notes purchased pursuant to the Offer will cease to be outstanding and will be cancelled after such purchase. The Offer commenced on February 7, 2008 and will expire at the Expiration Time, subject to the right of the Company, in its sole discretion, and subject to applicable law, to terminate, extend, withdraw, or amend the Offer at any time as discussed below.

Purchase Price

The Purchase Price offered hereby for each $1,000 principal amount of Notes accepted for payment pursuant to the Offer is the price (calculated as described in Schedule A to this Offer to Purchase) equal to the present value on the Payment Date of $1,000 principal amount of Notes and the present value of the interest that would accrue from the last interest payment date until the maturity date for such Notes, in each case, determined on the basis of the Tender Offer Yield to the maturity date equal to the sum of (x) the Reference Yield on the Reference Security referred to in the table on the cover page calculated as described below, plus (y) the fixed spread referred to in the table on the cover page (such price being rounded to the nearest cent), minus accrued and unpaid interest from the last interest payment date to, but not including, the Payment Date.  Subject to the terms of the Offer and upon the satisfaction or waiver of the conditions thereto, the Purchase Price will be payable in respect of Notes accepted for payment that were validly tendered and not validly withdrawn at or prior to the Expiration Time.  In addition to the Purchase Price, holders whose Notes are accepted for payment pursuant to the Offer will also receive accrued and unpaid interest from the last interest payment date to, but not including, the Payment Date.

The Dealer Managers will determine the Reference Yield with respect to the Reference Security in accordance with standard market practice, based on the bid-side price for the Reference Security displayed on the Reference Source (as defined below) at 2:00 p.m., New York City time, on the Price Determination Date.

The “Reference Source” for the Reference Security shall be the Bloomberg Government Pricing Monitor page set forth in the table on the front cover of this Offer to Purchase or, if the Bloomberg Government Pricing Monitor is not available on the Price Determination Date or is manifestly erroneous, such other recognized quotation service as the Dealer Managers shall select in their sole discretion, the identity of which will be disclosed to tendering holders. Although the Reference Yields to be used in determining the Purchase Price will only be those calculated by the Dealer Managers based on prices obtained from the Reference Source as provided herein, information regarding the daily closing yields of the Reference Security may also be found in The Wall Street Journal and The New York Times.

A hypothetical calculation of the Purchase Price demonstrating the application of the assumptions and methodologies to be used in pricing the Offer for the Notes is set forth on Schedule B hereto.

Because the Purchase Price is based on a fixed spread pricing formula linked to the yield on the Reference Security, the actual amount of cash that may be received by a tendering holder pursuant to the Offer will be affected by changes in such yield during the term of the Offer prior to the Price Determination Date. After the Price Determination Date, the actual amount of cash that may be received by a tendering holder pursuant to the Offer will be known and holders will be able to ascertain the Purchase Price in the manner described above unless the Expiration Time of the Offer is extended for a period of longer than two business days. If at any time following the Price Determination Date, the Company extends the Offer for any period of not more than two business days, then the Purchase Price for each Note tendered pursuant to the Offer so extended shall remain the Purchase Price as determined on such Price Determination Date. If, however, the Company extends the Offer for any period longer than two business days from the previously scheduled Expiration Time based upon which such Price Determination Date had been established, then a new Price Determination

Date may be established and the Purchase Price for each Note tendered pursuant to the Offer so extended shall be calculated based on the Reference Yield as of such new Price Determination Date.

In the event of any dispute or controversy regarding the Purchase Price, Reference Yield, Tender Offer Yield, or the amount of accrued and unpaid interest for each Note tendered pursuant to the Offer, the Dealer Managers’ determination shall be conclusive and binding, absent manifest error.

Prior to 2:00 p.m., New York City time, on the Price Determination Date, holders may obtain a hypothetical quote of the yield of the Reference Security (calculated as of a then-recent time) and the resulting hypothetical Purchase Price by contacting either of the Dealer Managers at the telephone numbers set forth on the back cover of this Offer to Purchase. In addition, as soon as practicable after such time on the Price Determination Date, but in any event at or before 9:00 a.m., New York City time, on the following business day, the Company will publicly announce such information by press release to the PR Newswire.

The Offer is not contingent upon the tender of any minimum principal amount of Notes. The Offer, however, is conditioned upon satisfaction of certain conditions. See “Conditions of the Offer.”

The Company may assign the right to purchase the Notes to one of its affiliates, but any such assignment will not relieve the Company of any of its obligations pursuant to the Offer or under the indenture applicable to the Notes.

No recommendation

NONE OF THE COMPANY, THE GUARANTORS, THE DEALER MANAGERS, THE DEPOSITARY, OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION THAT ANY HOLDER TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THE PRINCIPAL AMOUNT OF SUCH HOLDER’S NOTES, AND NO ONE HAS BEEN AUTHORIZED BY ANY OF THEM TO MAKE SUCH A RECOMMENDATION. HOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER NOTES, AND, IF SO, THE PRINCIPAL AMOUNT OF NOTES TO TENDER.

The Notes

The Notes were issued on May 7, 2002, pursuant to an indenture dated as of May 7, 2002 (as amended and supplemented), between the Company and Deutsche Bank Trust Company Americas, as trustee. The Notes are guaranteed by Molson Coors Brewing Company and certain of its subsidiaries. As of December 31, 2007, the aggregate principal amount of Notes outstanding was $225,001,000. Interest is payable semiannually on the Notes each May 15 and November 15. The Notes mature on May 15, 2012.

Procedures for tendering Notes

The tender of Notes pursuant to the Offer and in accordance with the procedures described below will constitute a valid tender of Notes. Holders will not be eligible to receive the Purchase Price unless they validly tender their Notes, and do not validly withdraw their notes, pursuant to the Offer at or prior to the Expiration Time.

Tender of Notes held through DTC

For a tender of Notes held of record by DTC to be valid and for a holder to receive payment for Notes that are tendered:

•                  the Notes must be delivered to the Depositary pursuant to the book-entry delivery procedures described below; and either

•                  the Depositary must receive from the DTC participant in whose account the Notes are held at DTC, at the address of the Depositary set forth on the back cover of this Offer to Purchase, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof); or

•                  an acceptance of the Offer must be transmitted to the Depositary in accordance with DTC’s ATOP procedures;

in each case at or prior to the Expiration Time.

A beneficial owner of Notes held through a custodian or nominee that is a direct or indirect DTC participant, such as a bank, broker, trust company, or other financial intermediary, must instruct the custodian or nominee to tender the beneficial owner’s Notes on behalf of the beneficial owner.

DTC participants may electronically transmit their acceptance of the Offer by causing DTC to transfer Notes to the Depositary in accordance with DTC’s ATOP procedures for transfer. DTC will then send an Agent’s Message (as defined below) to the Depositary. Holders using ATOP must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC prior to the Expiration Time. If the ATOP procedures are used, the DTC participant in whose account the Notes are held at DTC need not complete and physically deliver the Letter of Transmittal to the Depositary.

The term “Agent’s Message” means a message transmitted by DTC, received by the Depositary and forming part of the Book-Entry Confirmation (as defined below), which states that DTC has received an express acknowledgment from the DTC participant tendering Notes which are the subject of such Book-Entry Confirmation that such DTC participant has received and agrees to be bound by the terms of this Offer to Purchase and the Letter of Transmittal and that the Company may enforce such agreement against such DTC participant.

Tender of Notes held in physical form

On the date hereof, none of the Notes are held in physical form.  The procedures in this paragraph are included only in the unlikely event that any Notes cease to be represented by global Notes before the Expiration Time.  For a holder to tender Notes held in physical form validly pursuant to the Offer, a properly completed and validly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any signature guarantees and any other documents required by the instructions to the Letter of Transmittal, must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase and either certificates for tendered Notes must be received by the Depositary at such address or such Notes must be transferred pursuant to the procedures for book-entry transfer described above and a confirmation of such book-entry transfer must be received by the Depositary, in either case, at or prior to the Expiration Time.

THE LETTER OF TRANSMITTAL AND NOTES SHOULD BE SENT ONLY TO THE DEPOSITARY, AND NOT TO THE COMPANY, THE DEALER MANAGERS OR ANY BOOK-ENTRY TRANSFER FACILITY.

THE METHOD OF DELIVERY OF NOTES, THE LETTER OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY IS AT THE ELECTION AND RISK OF THE HOLDER TENDERING NOTES. DELIVERY OF SUCH DOCUMENTS WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF SUCH DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION TIME TO PERMIT DELIVERY TO THE DEPOSITARY PRIOR TO SUCH DATE. NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF NOTES WILL BE ACCEPTED.

Signature guarantees

Signatures on any Letter of Transmittal must be guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, or the Stock Exchange Medallion Program (generally a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office in the United States) (an “Eligible Institution”), unless (a) the Letter of Transmittal is signed by the registered holder of the Notes tendered therewith (or by a participant in DTC whose name appears on a security position listing it as the owner of such Notes) and payment of the Purchase Price is to be made, or if any Notes for principal amounts not tendered or not accepted for purchase are to be issued, directly to such holder (or, if tendered by a participant in DTC, any Notes for principal amounts not tendered or not accepted for purchase are to be credited to such participant’s account at DTC) and neither the “Special Payment Instructions” box nor the “Special Delivery Instructions” box on the Letter of Transmittal has been completed, or (b) such Notes are tendered for the account of an Eligible Institution.

Book-entry transfer

The Depositary will establish a new account or utilize an existing account with respect to the Notes at DTC (DTC being a Book-Entry Transfer Facility) for purposes of the Offer promptly after the date of this Offer to Purchase (to the extent such arrangements have not been made previously by the Depositary), and any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of the Notes may make book-entry delivery of Notes by causing DTC to transfer such Notes into the Depositary’s account in accordance with DTC’s procedures for such transfer. Delivery of documents to DTC in accordance with such Book-Entry Transfer Facility’s procedures does not constitute delivery to the Depositary. The confirmation of a book-entry transfer of Notes into the Depositary’s account at a Book-Entry Transfer Facility as described above is referred to herein as a “Book-Entry Confirmation.”

Other matters

Notwithstanding any other provision hereof, payment for Notes accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) a timely Book-Entry Confirmation with respect to, or certificates representing, such Notes, and (ii) an Agent’s Message or, in the case of Notes held in physical form, a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal. Under no circumstances will interest be paid on the Purchase Price regardless of any delay in making such payments.

Tenders of Notes pursuant to any of the procedures described above, and acceptance thereof by the Company for purchase, will constitute a binding agreement between the Company and the tendering holder of the Notes, upon the terms and subject to the conditions of the Offer in effect on the Expiration Time.

By executing a Letter of Transmittal or arranging for the delivery of an Agent’s Message, and subject to and effective upon acceptance for purchase of, and payment for, the Notes tendered therewith, a tendering holder irrevocably sells, assigns, and transfers to or upon the order of the Company all right, title, and interests in and to all the Notes tendered thereby, waives any and all other rights with respect to the Notes and releases and discharges the Company from any and all claims such holder may have now, or may have in the future, arising out of, or related to, the Notes, including without limitation any claims that such holder is entitled to receive additional principal or interest payments with respect to the Notes or to participate in any redemption of the Notes.

All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders of Notes will be determined by the Company, in its sole discretion, the determination of which shall be conclusive and binding. Alternative, conditional, or contingent tenders of Notes will not be considered valid. The Company reserves the absolute right to reject any or all tenders of Notes that are not in proper form or the acceptance of which, in the Company’s opinion, would be unlawful. The Company also reserves the right to waive any defects, irregularities, or conditions of tender as to particular Notes.

Any defect or irregularity in connection with tenders of Notes must be cured within such time as the Company determines, unless waived by the Company. Tenders of Notes shall not be deemed to have been made until all defects and irregularities have been waived by the Company or cured. None of the Company, the Dealer Managers, the Depositary, the Information Agent, or any other person will be under any duty to give notice of any defects or irregularities in tenders of Notes or will incur any liability to holders for failure to give any such notice.

Backup withholding

For a discussion of U.S. federal income tax considerations related to backup withholding, see “Certain United States Federal Income Tax Consequences.”

Withdrawal of tenders

Tenders of Notes made prior to the Expiration Time may be withdrawn at any time at or prior to such time and may not be validly withdrawn after such time (except to the extent required by law as determined by the Company).  In the event of termination of the Offer, the Notes tendered pursuant to the Offer and not previously withdrawn and returned will be promptly returned to the tendering holder (or, in the case of Notes tendered by book-entry transfer, such Notes will be credited to the account maintained at DTC from which such Notes were delivered).

Holders who wish to exercise their right of withdrawal with respect to the Offer must give written notice of withdrawal by mail, hand delivery, or manually signed facsimile transmission, which notice must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase at or prior to the Expiration Time. In order to be valid, a notice of withdrawal must specify the name of the person who tendered the Notes to be withdrawn (the “Depositor”), the name of the participant in the Book-Entry Transfer Facility whose name appears on the security position listing as the owner of such Notes (or, if Notes in physical form are tendered, the name in which the Notes are registered), if different from that of the Depositor, and the principal amount of Notes to be withdrawn. If Notes have been confirmed by book-entry transfer or otherwise identified (through delivery of Notes in physical form) to the Depositary, the name of the holder and the number of the account at the Book-Entry Transfer Facility must also be furnished to the Depositary as aforesaid (or, in the case of Notes in physical form, the name of the holder and the certificate number or numbers relating to such Notes withdrawn), prior to crediting such account (or, in the case of Notes in physical form, releasing the certificates) for the withdrawn Notes. The notice of withdrawal must be signed by the holder in the same manner as any Letter of Transmittal (including, in any case, any required signature guarantees), or accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of such Notes. Holders may not rescind withdrawals of tendered Notes. However, withdrawn Notes may be retendered by following the procedures described elsewhere in this Offer to Purchase at any time at or prior to the Expiration Time.

All questions as to form and validity (including time and delivery) of any notice of withdrawal will be determined by the Company in its sole discretion, which determination will be conclusive and binding. If the Company is delayed in its acceptance for purchase of, or payment for, the Notes or is unable to accept for purchase or pay for Notes pursuant to the Offer for any reason, then, without prejudice to the Company’s rights thereunder, tendered Notes may be retained by the Depositary on behalf of the Company and may not be withdrawn (subject to Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that an offeror pay the consideration offered or return the Notes deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer).

Acceptance for purchase; payment for Notes

Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, the Company will purchase, by accepting for payment, and will promptly pay for all Notes that are validly tendered and not validly withdrawn pursuant to the Offer, at or prior to the Expiration Time.  Notes will be accepted for payment in the Offer only in integral multiples of $1,000.

In all cases, payment for Notes purchased pursuant to the Offer will be made by the deposit of the Purchase Price and accrued and unpaid interest in immediately available funds by the Company on the Payment Date, which is expected to be the third New York Stock Exchange trading day following the Expiration Time, with the Depositary. The Depositary will act as agent for tendering holders for the purpose of receiving payment from the Company and transmitting such payment to tendering holders. For purposes of the Offer, the Company will be deemed to have accepted for purchase Notes validly tendered (or defectively tendered Notes with respect to which the Company has waived such defect) and not validly withdrawn if, as, and when the Company gives oral (confirmed in writing) or written notice thereof to the Depositary.

The Company expressly reserves the right, in its sole discretion (subject to Rule 14e-1(c) under the Exchange Act) to delay acceptance for payment of or payment for the Notes if any of the conditions to the Offer shall not have been satisfied or waived, or in order to comply, in whole or in part, with any applicable law. See “Conditions to the

Offer.” In all cases, payment by the Depositary to holders or beneficial owners of the Purchase Price and accrued and unpaid interest for Notes purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) a timely Book-Entry Confirmation with respect to, or certificates representing, such Notes, and (ii) an Agent’s Message or, in the case of Notes held in physical form, a Letter of Transmittal (or manually signed facsimile thereof) properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal.

If any tendered Notes are not purchased pursuant to the Offer for any reason, such Notes not purchased will be returned promptly, without expense, to the tendering holder (or, in the case of Notes tendered by book-entry transfer, such Notes will be promptly credited to the account maintained at DTC from which Notes were delivered) after the expiration or termination of the Offer.

Holders of Notes whose Notes are accepted for payment pursuant to the Offer will be entitled to receive the Purchase Price and accrued and unpaid interest to, but excluding, the Payment Date. Under no circumstances will any additional interest be payable because of any delay in the transmission of funds to the holders of purchased Notes or otherwise.

Tendering holders of Notes purchased in the Offer will not be obligated to pay brokerage commissions to the Dealer Managers, the Depositary, or the Information Agent. The Company will pay or cause to be paid all transfer taxes with respect to the purchase of any Notes unless the box titled “Special Payment Instructions” or the box titled “Special Delivery Instructions” on the Letter of Transmittal has been completed, as described in the Instructions thereto, in which case the Depositary will deduct from the gross proceeds payable to the tendering holder the amount of such transfer taxes unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted to the Depositary. The Company will pay other charges and expenses in connection with the Offer.

Notwithstanding anything to the contrary contained herein, the Company may assign the right to purchase the Notes pursuant to the Offer to one of its affiliates, but any such assignment will not relieve the Company of any of its obligations under the indenture or as described in this Offer to Purchase.

Expiration time; extension; termination; amendment

The Offer will expire at 5:00 p.m., New York City time, on February 14, 2008, provided that, subject to applicable law, the Company expressly reserves the right in its sole discretion to:

•                  extend the period of time during which the Offer shall remain open at any time and from time to time by giving oral or written notice of such extension to the Dealer Managers,

•                  terminate or withdraw the Offer at any time,

•                  at any time until the first time any holder accepts the Offer with respect to any Note, amend the terms of the Offer in any respect, and

•                  at any time after the first time any holder accepts the Offer with respect to any Note, amend the terms of the Offer in a manner deemed by the Company, in its sole discretion, to be advantageous or neutral to all holders of the Notes whether or not such holders have previously tendered their Notes.

The terms of any extension of, or an amendment of the terms of, the Offer may vary from the terms of the original Offer depending on such factors as prevailing interest rates and the principal amount of Notes previously tendered or otherwise purchased.

Following completion or withdrawal of the Offer, the Company or its affiliates may purchase additional Notes, as applicable, in the open market, in privately negotiated transactions, through subsequent tender offers, or otherwise. Any future purchases may be on the same terms or on terms which are more or less favorable to holders than the terms of the Offer. Any future purchases by the Company or its affiliates will depend on various factors existing at that time.

There can be no assurance that the Company will exercise its right to extend, terminate, or amend the Offer. Any extension, termination, or amendment will be followed as promptly as practicable by public announcement thereof. In the case of an extension, such announcement will be made no later than 9:00 a.m., New York City time, on the next New York Stock Exchange trading day after the previously scheduled Expiration Time. Without limiting the manner in which the Company may choose to make such public announcement, the Company shall not have any obligation to publish, advertise, or otherwise communicate such public announcement other than by issuing a press release to the PR Newswire or other similar news service. For additional information, see “Conditions of the Offer.”

Conditions of the Offer

Any other provision in the Offer to the contrary notwithstanding, the Company shall not be required to purchase any Notes pursuant to the Offer, and, subject to applicable law, may terminate or withdraw the Offer, suspend the right of a holder to accept the Offer, or otherwise amend the Offer with respect to any such Notes, if at any time prior to the Payment Date there has occurred any change (or any condition, event, or development involving a prospective change) in the general economic, financial, or market conditions in the United States that, in the reasonable judgment of the Company, has or may have a material adverse effect upon the market prices of the Notes or upon trading in the Notes or upon the value of the Notes to the Company or if the Company determines that the completion of the Offer would violate any applicable law, rule, regulation, order, or judgment.

Purpose of the Offer; source of funds

The purpose of the Offer is to retire all or substantially all of the outstanding Notes, which is expected to result in a reduction in the Company’s interest expense. The Company intends to finance the purchase of the Notes pursuant to the Offer through cash on hand.

Market for Notes

The Notes are not listed on any national or regional securities exchange or reported on a national quotation system. To the extent that Notes are traded, prices of such Notes may fluctuate greatly depending on the trading volume and the balance between buy and sell orders. Quotations for securities that are not widely traded may differ from actual trading prices and should be viewed as approximations. Holders are urged to obtain current information with respect to the market prices for the Notes.

The purchase of Notes pursuant to the Offer will reduce the aggregate principal amount of Notes that otherwise might trade publicly, which could adversely affect the liquidity and market value of any remaining Notes not tendered and purchased pursuant to the Offer. There can be no assurance that any trading market for the Notes will exist after the consummation of the Offer.

Where you can find more information

Molson Coors Brewing Company, which is the Company’s parent entity and a guarantor of the Notes, files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document Molson Coors Brewing Company files at the SEC’s public reference rooms at 100 F Street, N.E., in Washington, D.C., as well as the SEC’s regional offices. Please call the SEC at 1-800-SEC-0330 for further information relating to the public reference rooms. These SEC filings are also available to the public at the SEC’s Web site at www.sec.gov.

The following documents heretofore filed by Molson Coors Brewing Company under the Exchange Act with the SEC are incorporated herein by reference: (i) Annual Report on Form 10-K for the year ended December 31, 2006; (ii) definitive proxy statement on Schedule 14A filed on April 11, 2007; (iii) Quarterly Reports on Form 10-Q for the quarters ended April 1, 2007, July 1, 2007, and September 30, 2007; and (iv) Current Reports on Form 8-K filed on April 11, 2007, May 11, 2007, May 14, 2007, May 23, 2007, October 9, 2007, October 12, 2007, November 26, 2007, December 4, 2007, December 21, 2007 and February 1, 2008. The Company also incorporates by reference any future filings Molson Coors Brewing Company makes with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the Expiration Time. Nothing in this Offer to Purchase shall be deemed to incorporate information furnished to, but not filed with, the SEC, including, but not limited to, information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit.

Certain United States federal income tax consequences

The following summary describes the material U.S. federal income tax consequences of the Offer that may be relevant to holders who are the beneficial owners of the Notes. This discussion is general in nature, and does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder of Notes in light of the holder’s particular circumstances. In addition, the discussion does not describe any tax consequences arising out of the laws of any local, state, or foreign jurisdictions and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., estate or gift tax). The discussion deals only with Notes held as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment) and does not address tax considerations applicable to holders of Notes that may be subject to special tax rules, such as dealers or traders in securities, financial institutions, tax-exempt entities, retirement plans, regulated investment companies, insurance companies, real estate investment trusts, brokers, U.S. expatriates, investors that have elected mark-to-market accounting, partnerships (or entities treated as partnerships for U.S. federal income tax purposes) and other pass-through entities holding Notes, or persons holding Notes as a part of a hedging, integration, conversion, or constructive sale transaction, a straddle or a synthetic security, or holders who received the Notes as compensation. This summary also does not address tax consequences to holders of Notes as a result of the use of a “functional currency” that is not the U.S. dollar. If a partnership holds Notes, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A person that is a partner in a partnership holding the Notes should consult its own tax advisor regarding the tax consequences of the Offer.

The discussion is based on the Code, and regulations, rulings, and judicial decisions thereunder as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect. No assurance can be given that the Internal Revenue Service (the “IRS”) will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

The discussion set out below is intended only as a summary of the material U.S. federal income tax consequences to a holder of Notes. Persons considering tendering Notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction. The statements of U.S. federal income tax considerations set out below are based on the laws and regulations in force and interpretations thereof as of the date of this Offer to Purchase, and are subject to changes occurring after that date.

To ensure compliance with Treasury Department Circular 230, holders of Notes are hereby notified that: (a) any discussion of U.S. federal tax issues in this Statement is not intended or written by us to be relied upon, and cannot be relied upon by holders of Notes for the purpose of avoiding penalties that may be imposed on holders of Notes under the Internal Revenue Code; (b) such discussion is written to support the promotion or marketing of the transactions or matters addressed in this Offer to Purchase and (c) holders of Notes should seek advice based on their particular circumstances from an independent tax advisor.

As used herein, a “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation, or any entity treated as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of substantial decisions by one or more United States persons (as described in section 7701(a)(30) of the Code) or (Y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” means a beneficial holder of a Note that is, or is treated as, an individual, corporation, trust or estate that is not a U.S. Holder.

Treatment of tendering U.S. holders

Sale of the Notes. A sale of Notes by a U.S. Holder pursuant to the Offer will be a taxable transaction to such U.S. Holder for U.S. federal income tax purposes. A U.S. Holder generally will recognize gain or loss on the sale of a Note in an amount equal to the difference between (1) the amount of cash received for such Note, other than the portion of such amount that is properly allocable to accrued interest, which will be treated as a payment of interest for U.S. federal income tax purposes to the extent not previously included in income, which amounts should be treated as ordinary income, and (2) the U.S. Holder’s “adjusted tax basis” for such Note at the time of sale. Generally, a U.S. Holder’s adjusted tax basis for a Note will be equal to the price paid for the Note by such U.S. Holder, reduced (but not below zero) by any amortizable bond premium deducted with respect to the Note and any prior payments on the Note received by the U.S. Holder other than qualified stated interest, and increased by any market discount with respect to the Note that has previously been taken into income by the U.S. Holder and by the amount of interest included in such U.S. Holder’s income but not yet received by the U.S. Holder. Except to the extent that gain is recharacterized as ordinary income pursuant to the market discount rules discussed below, such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the sale, the U.S. Holder’s holding period for the Note is more than one year. The deductibility of capital losses is subject to limitations.  If a Note was purchased for an amount greater than the amount payable on maturity of the Note, U.S. Holders should consult their own tax advisors regarding the tax consequences of any resulting amortizable bond premium.

Market Discount. Gain recognized by a tendering U.S. Holder will be treated as ordinary income to the extent of any market discount on the Notes that has accrued during the period that the tendering U.S. Holder held the Notes and that has not previously been included in income by the U.S. Holder. A Note generally will be considered to be acquired with market discount if the initial tax basis of the Note in the hands of the U.S. Holder was less than the stated redemption price at maturity of the Note by more than a specified de minimis amount. Market discount accrues on a ratable basis, unless the U.S. Holder has elected to accrue the market discount using a constant-yield method.

Backup Withholding and Information Reporting. A U.S. Holder whose Notes are tendered and accepted for payment by us will be subject to backup withholding tax at the applicable rate of 28% on the gross proceeds from such tender and payment, unless the U.S. Holder (i) is a corporation or other exempt recipient and, when required, establishes this exemption or (ii) provides its correct taxpayer identification number, certifies that it is not currently subject to backup withholding tax and otherwise complies with applicable requirements of the backup withholding tax rules. A U.S. Holder that does not provide us with its correct taxpayer identification number may be subject to penalties imposed by the IRS. Backup withholding tax is not an additional tax; any amount so withheld may be credited against the U.S. Holder’s federal income tax liability. If backup withholding tax results in an overpayment of U.S. federal income taxes, a refund may be obtained from the IRS, provided that the required information is timely furnished.

We will provide information statements to tendering U.S. Holders and to the IRS reporting the payment of the consideration pursuant to the Offer, except with respect to U.S. Holders that are exempt from the information reporting rules, such as corporations.

Treatment of tendering non-U.S. holders

Sale of the Notes. Subject to the discussion below regarding accrued interest and the backup withholding requirements of the Code, any gain realized by a Non-U.S. Holder on the exchange generally will not be subject to U.S. federal income tax, unless:

•                  the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the Offer and certain other requirements are met; or

•                  the gain with respect to the Notes is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if an income treaty applies, the gain is attributable to a U.S. permanent establishment of the Non-U.S. Holder in the United States or a fixed base (in the case of an individual)).

If the first exception applies, the Non-U.S. Holder generally will be subject to tax at a rate of 30% on the amount by which its United States-source capital gains exceed its United States-source capital losses. If the second exception applies, the Non-U.S. Holder will generally be required to pay U.S. federal income tax on the net gain derived from the sale in the same manner as U.S. Holders, as described above. In addition, corporate holders may be subject to a 30% branch profits tax on effectively connected gain. If a Non-U.S. Holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any such gain will be subject to United States federal income tax in the manner specified by the treaty.

Accrued Interest. To the extent a Non-U.S. Holder receives amounts attributable to accrued but unpaid interest, such payments of interest on the Notes to a Non-U.S. Holder will not be subject to U.S. federal income tax or 30% withholding tax, provided that (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (2) the Non-U.S. Holder is not a controlled foreign corporation that is related to us through stock ownership, (3) the Non-U.S. Holder is not a bank that received the Notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, (4) the interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, and (5) either we have or our paying agent has received or receives appropriate documentation from the Non-U.S. Holder (e.g., IRS Form W-8BEN or W-8IMY) establishing that the Non-U.S. Holder is not a U.S. person. A Non-U.S. Holder that does not qualify for exemption from U.S. federal income tax under the preceding sentence generally will be subject to withholding of U.S. federal income tax at a 30% rate (or lower applicable treaty rate, provided that a properly executed IRS Form W-8BEN is furnished to the withholding agent) on payments of interest, unless the interest is effectively connected with the conduct of a trade or business within the United States. If accrued but unpaid interest received with respect to the Notes is effectively connected with a Non-U.S. Holder’s conduct of a United States trade or business, the Non-U.S. Holder generally will be subject to United States federal income tax on the interest on a net income basis in the same manner as if it were a U.S. Holder, unless an applicable treaty provides otherwise. If interest income received with respect to the Notes is taxable on a net-income basis, the 30% withholding tax described above will not apply (assuming an appropriate certification on Form W-8ECI or a suitable substitute form is provided). A foreign corporation that is a holder of a Note also may be subject to a 30% branch profits tax on its effectively connected interest, unless it qualifies for a lower rate under an applicable income tax treaty.

Information Reporting and Backup Withholding. The payment of the gross proceeds from the sale of a Note pursuant to the Offer (including the portion attributable to accrued interest) may be subject to information reporting and possibly backup withholding unless the Non-U.S. Holder certifies as to its non-U.S. status (as discussed above) under penalties of perjury or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely provided to the Internal Revenue Service. When required, we will provide information statements to tendering Non-U.S. Holders and to the IRS reporting the payment of consideration pursuant to the Offer.

Treatment of non-tendering holders

A holder whose Note is not tendered for sale pursuant to the Offer will not incur any U.S. federal income tax liability as a result of the consummation of the Offer.

The foregoing summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular holders of Notes on light of their respective circumstances. Holders of Notes should consult their own tax advisors as to the particular tax consequences to them of the Offer, including the effect of any federal, state, foreign or other tax laws.

The dealer managers, the information agent, and the depositary

The Company has retained Deutsche Bank Securities and Morgan Stanley to act on its behalf as Dealer Managers in connection with the Offer, and the Company has agreed to pay the Dealer Managers customary fees in connection therewith. The Company has also agreed to reimburse the Dealer Managers for their reasonable out-of-pocket expenses incurred in connection with the Offer (including fees and disbursements of counsel), and to indemnify the Dealer Managers against certain liabilities arising in connection with the Offer, including liabilities under the federal securities laws.

The Dealer Managers, in the ordinary course of its business, make markets in securities of the Company, including the Notes, for their own accounts and for the accounts of their customers. As a result, from time to time, the Dealer Managers may at any time hold a long or short position in any of the Company’s securities, including the Notes.

The Company has retained Global Bondholder Services Corporation to act as Information Agent in connection with the Offer. The Information Agent will assist holders who request assistance in connection with the Offer, and may request brokers, dealers and other nominee holders to forward materials relating to the Offer to beneficial owners. The Company has agreed to pay the Information Agent customary fees for such services. The Company has also agreed to reimburse the Information Agent for its reasonable out-of-pocket expenses and to indemnify the Information Agent against certain liabilities in connection with the Offer, including liabilities under the federal securities laws.

Global Bondholder Services Corporation has also been appointed as the Depositary for the Offer. Letters of Transmittal and all correspondence in connection with the Offer should be sent or delivered by each holder or a beneficial owner’s broker, dealer, commercial bank, trust company, or other nominee to the Depositary at the address and telephone number set forth on the back cover page of this Offer to Purchase. Any holder or beneficial owner that has questions concerning tender procedures should contact the Depositary at the address and telephone number set forth on the back cover page of this Offer to Purchase.

Other matters

THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF NOTES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION. IN ANY JURISDICTION IN WHICH THE OFFER IS REQUIRED TO BE MADE BY A LICENSED BROKER OR DEALER, IT SHALL BE DEEMED TO BE MADE BY THE DEALER MANAGERS ON BEHALF OF THE COMPANY.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY REPRESENTATION ON BEHALF OF THE COMPANY NOT CONTAINED IN THIS OFFER TO PURCHASE AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

Schedule A

Formula to determine the Purchase Price

CPN	=	The nominal rate of interest payable on the Notes expressed as a decimal, rounded to 5 decimal places

YLD	=	Tender Offer Yield expressed as a decimal, rounded to 5 decimal places.

N	=

The number of semi-annual interest payments, based on the maturity date for the Notes, from (but not including) the Payment Date to (and including) the maturity date pursuant to the terms of the Notes.

S	=

The number of days from and including the semi-annual interest payment date immediately preceding the Payment Date up to (but not including) the Payment Date. The number of days is computed using the 30/360 day-count method.

/	=

Divide: The term immediately to the left of the division symbol is divided by the term immediately to the right of the division symbol before any other addition or subtraction operations are performed.

Exp	=	Exponentiate. The term to the left of “exp” is raised to the power indicated by the term to the right of “exp.”

N Σ k = 1	=

Summate. The term in the brackets to the right of the summation symbol is separately calculated “N” times (substituting for “k” in that term each whole k= 1 number between 1 and N, inclusive), and the separate calculations are then added together.

Accrued Interest	=	$1,000(CPN/2)(S/180).

Purchase Price	=

The price per $1,000 principal amount of the Notes (excluding accrued interest) determined using the formula below. A holder of Notes will receive an amount (rounded to the nearest cent) equal to the Purchase Price plus accrued and unpaid interest in respect of each $1,000 principal amount of its Notes that are accepted for payment after being validly tendered and not validly withdrawn at or prior to the Expiration Time.

Purchase Price Formula	=	$1,000 (1+YLD/2)exp(N-S/180)	N + Σ k=1	$1,000(CPN/2) (1+YLD/2)exp(k-S/180)	- $1,000(CPN/2)(S/180)

A-1

Schedule B
Hypothetical example of the Purchase Price
determination for the Notes

This Schedule provides a hypothetical illustration of the Purchase Price based on hypothetical data and should, therefore, be used solely for the purpose of obtaining an understanding of the calculation of the Purchase Price, as quoted at hypothetical rates and times, and should not be used or relied upon for any other purpose.

Notes:	=	6 3/8% Senior Notes due May 15, 2012

Maturity Date	=	May 15, 2012

Reference Security (UST Benchmark)	=	4.75% due May 31, 2012

Fixed Spread (basis points)	=	70 bps

Example:

Hypothetical Price Determination Date and Time	=	11:00 a.m. EST, February 6, 2008

Hypothetical Payment Date	=	February 20, 2008

Hypothetical Reference Yield as of Hypothetical Price Determination Date and Time:	=	2.562%

YLD	=	3.262%

CPN	=	6.375%

N	=	9

S	=	95

Hypothetical Accrued Interest	=	$16.82

Hypothetical Purchase Price	=	$1,122.17

B-1

To obtain additional copies of the Offer to Purchase, please contact the Information Agent.

The Information Agent for the Offer is:

Global Bondholder Services Corporation
65 Broadway—Suite 723
New York, New York 10006
Attn: Corporate Actions
Banks and Brokers Call: (212) 430-3774
or
Call Toll Free: (866) 736-2200

The Depositary for the Offer is:

Global Bondholder Services Corporation

By Facsimile:
(For Eligible Institutions Only)
(212) 430-3775

Confirmation:

(212) 430-3774

By Mail: 65 Broadway—Suite 723 New York, NY 10006	By Overnight Courier: 65 Broadway—Suite 723 New York, NY 10006	By Hand: 65 Broadway—Suite 723 New York, NY 10006

Any questions about the Offer or procedures for accepting the Offer or to obtain current quotes of the Reference Yield, Tender Offer Yield, and resulting then current hypothetical calculation of the Purchase Price applicable to each of the Notes may be directed to the Dealer Managers.

The Dealer Managers for the Offer are:

Deutsche Bank Securities 60 Wall Street New York, New York 10005 Toll Free: (866) 627-0391 Collect: (212) 250-2955 Attn: Liability Management Group	Morgan Stanley 1585 Broadway New York, New York 10036 Toll Free: (800) 624-1808 Collect: (212) 761-5797 Attn: Sarah Downie